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                                                                     Exhibit 5.1
                                                                     -----------


                   Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                                  One Financial Center

                               Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300                                  www.mintz.com
Fax: 202/434-7400


                               February 12, 1999



CardioTech International, Inc.
78E Olympia Avenue
Woburn, Massachusetts 01801

Ladies and Gentlemen:


     We have acted as counsel to CardioTech International, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 3,582,600 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for resale to the public. The Shares are to be sold by the selling stockholders identified in the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Articles of Organization and Amended and Restated By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued and sold, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

     Our opinion is limited to the General Corporation Laws of The Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.



                                 Very truly yours,



                                 /s/ Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.

                                 Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.